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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 25, 2005

                             PDG ENVIRONMENTAL, INC.
             (Exact name of registrant as specified in this charter)

          DELAWARE                        0-13667                 22-2677298
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)

 1386 BEULAH ROAD, BUILDING 801, PITTSBURGH, PA                      15235
    (Address of Principal Executive Offices)                       (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (412) 243-3200


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changes Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 142-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 25, 2005, PDG Environmental, Inc. (the "Company"), pursuant to an Asset Purchase Agreement, (the "Agreement"), completed its acquisition of certain assets of Flagship Services, Group, Inc., Flagship Reconstruction Partners, Ltd., Flagship Reconstruction Associates - Commercial, Ltd., and Flagship Reconstruction Associates - Residential, Ltd. ("Flagship"), for $5,250,000 in cash paid at closing, a promissory note for $750,000 at an interest of 6% due one-year from the closing (a copy of which is attached hereto as Exhibit 10.1), 236,027 shares of the Company's restricted common stock valued at $250,000 ($1.06 per share), a warrant to purchase up to 250,000 shares of the Company's restricted common stock at an exercise price of $1.00 (a copy of which is attached hereto as Exhibit 4.1) and a warrant to purchase up to 150,000 shares of the Company's restricted common stock at an exercise price of $1.06 (a copy of which is attached hereto as Exhibit 4.2). The warrants expire five years from the date of closing. The transaction also includes additional consideration in the form of an earn-out arrangement over the first eighteen-month period commencing on the closing date, pursuant to which the Company is required to pay Flagship 35% of the net earnings of the former Flagship operation in excess of $500,000. The nature of the business in which the assets were used was provision of emergency response, loss mitigation, restoration and reconstruction services. A copy of the Agreement is attached hereto as Exhibit 2.1. Roy Petersen, the principal owner of Flagship, entered into an eighteen-month employment and non-competition agreement with the Company.

The foregoing is not a complete description of the material terms of the Company's acquisition of Flagship and is qualified in its entirety by reference to the agreements entered into in connection with the acquisition that are included as exhibits to this Current Report on Form 8-K.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 2.01 of this Current Report on Form 8-K, which item is incorporated herein by reference, for a description of the terms of the acquisition that includes the issuance of the promissory note.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 2.01 of this Current Report on Form 8-K, which item is incorporated herein by reference, for a description of the terms of the acquisition that includes the issuance of the warrants. In connection with the sale, Flagship has been provided with and had the opportunity to review documents, including financial, and ask questions about the Company. The sale of the unregistered securities was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial statements of business acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Form 8-K within the period permitted by Item 9.01(c) of Form 8-K.

(b) Pro Forma financial information

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9.01(c) of Form 8-K.

(c) Exhibits

EXHIBITS    DESCRIPTION

   2.1 Asset Purchase Agreement among Flagship Services, Group, Inc., a Texas corporation, Flagship Reconstruction Partners, Ltd., a Texas limited partnership, Flagship Reconstruction Associates - Commercial, Ltd., a Texas limited partnership, and Flagship Reconstruction Associates - Residential, Ltd., a Texas limited partnership, and Certain Sole Shareholder Thereof. and PDG Environmental, Inc., a Delaware corporation and Project Development Group, Inc., a Pennsylvania corporation,


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   4.1      Common Stock Purchase Warrant to purchase 250,000 shares of Common
            Stock of PDG Environmental, Inc. among Flagship Services, Group, Inc., a Texas corporation, Flagship Reconstruction Partners, Ltd., a Texas limited partnership, Flagship Reconstruction Associates - Commercial, Ltd., a Texas limited partnership, and Flagship Reconstruction Associates - Residential, Ltd., a Texas limited partnership, and PDG Environmental, Inc., a Delaware corporation


   4.2 Common Stock Purchase Warrant to purchase 150,000 shares of Common Stock of PDG Environmental, Inc. among Flagship Services, Group, Inc., a Texas corporation, Flagship Reconstruction Partners, Ltd., a Texas limited partnership, Flagship Reconstruction Associates - Commercial, Ltd., a Texas limited partnership, and Flagship Reconstruction Associates - Residential, Ltd., a Texas limited partnership, and PDG Environmental, Inc., a Delaware corporation.


  10.1 Promissory Note among Flagship Services, Group, Inc., a Texas corporation, Flagship Reconstruction Partners, Ltd., a Texas limited partnership, Flagship Reconstruction Associates - Commercial, Ltd., a Texas limited partnership, and Flagship Reconstruction Associates
            - Residential, Ltd., a Texas limited partnership, and PDG Environmental, Inc., a Delaware corporation


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         PDG ENVIRONMENTAL, INC.




                                         By   /s/ John C. Regan
                                           ----------------------------------
                                           JOHN C. REGAN
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER




Date: August 31, 2005



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